UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 6, 2014

HYPERION THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway, Suite 400 Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (650) 745-7802

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2014, Hyperion Therapeutics, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in Item 2.02 of this current report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Company announced today that Bruce F. Scharschmidt, 68, intends to step down from his full time position as the Company's Chief Medical and Development Officer and will transition to the position of Emeritus Chief Medical Officer.The Company has entered into an agreement with Dr. Scharschmidt pursuant to which he will continue in his current role as the Company undertakes a search for a replacement Chief Medical Officer. Dr Scharschmidt is expected to transition to his Emeritus role in the middle of next year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description
99.1	Press Release, dated November 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	Hyperion Therapeutics, Inc.
	By:	/s/ Jeffrey S. Farrow Jeffrey S. Farrow Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 6, 2014.